Sanguine Corporation
101 East Green Street, Suite 11
Pasadena, California 91105

Attention:     The Board of Directors

Re: Subscription Agreement to acquire certain shares of common stock that are "restricted securities" of Sanguine Corporation, a Nevada corporation (the "Company"), in consideration of the cancellation of certain debt of the Company owed to the undersigned, and the contribution to capital of the Company of certain other debt of the Company to the undersigned

Dear Gentlemen:

          In consideration of the issuance of 31,604,000 shares of common stock of the Company that are "restricted securities" as that term is defined under Rule 144 of the Securities and Exchange Commission, I hereby agree to compromise and settle the following debts of the Company that are owed to me:
$155,277 reflected on the June 30, 2004, unaudited balance sheet of the Company as a "related party payable"; and $1,108,883 reflected on the June 30, 2004, unaudited balance sheet of the Company as "Notes payable related party."

          I also, for the benefit of the Company and believing that this act will enhance the future value of my other securities in the Company, hereby compromise and settle and contribute to the capital of the Company the following debts owed to me by the Company: $453,630 reflected on the June 30, 2004, unaudited balance sheet of the Company as "Accrued interest related party" and $597,500 reflected on the June 30, 2004, unaudited balance sheet of the Company as "Accrued salaries"; and any interest on any amounts in this paragraph or the preceding paragraph since June 30, 2004.



Date: 9/24/04                      /s/ Thomas C. Drees
                              Thomas C. Drees, Ph.D., MBA